Exhibit 99.1

AMERICAN REBEL HOLDINGS, INC. (NASDAQ: AREB; AREBW) PROVIDES STOCKHOLDER UPDATE FOLLOWING 1-FOR-100 REVERSE STOCK SPLIT, CURRENT COMMON SHARES OUTSTANDING TO 227,554 (POST REVERSE), AND DISCLOSES ADDITIONAL NASDAQ STAFF DETERMINATION

Company includes excerpts from Nasdaq’s March 23, 2026, Additional Staff Determination Letter, discloses post-reverse-split common shares outstanding to 227,554, and reiterates belief that pending DTC/CEDE stockholder-beneficial fractional and round-lot top-up processing should restore compliance with Nasdaq’s minimum publicly held shares requirement

NASHVILLE, Tenn., March 24, 2026 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB; AREBW) (“American Rebel” or the “Company”) today provided stockholders with an update following the effectiveness of its 1-for-100 reverse stock split of its common stock and publicly traded warrants on March 23, 2026. This press release is also being issued to publicly disclose the Company’s receipt on March 23, 2026, of an Additional Staff Determination Letter from Nasdaq relating to the minimum publicly held shares requirement for continued listing.

The Company is also correcting its post-reverse-split common shares outstanding disclosure. Based on the latest transfer agent report received by the Company as of the close of business on March 23, 2026, American Rebel reports 227,554 currently issued and outstanding common shares on a post-reverse-split basis. The Company believes this 227,554 figure should be used as the corrected current outstanding common share count. Due to a clerical error with the Company’s transfer agent’s web portal, the post-reverse share estimate was originally anticipated to be approximately 247,988.

The Company’s 1-for-100 reverse stock split is now effective. The Company’s common stock continues under the symbol “AREB” and its publicly traded warrants continue under the symbol “AREBW.” The split-adjusted prior reference price for the common stock remains $6.46, and no post-split trades have occurred today because the Company’s securities remain halted on Nasdaq pending compliance with the minimum publicly held shares requirement for continued listing.

As per the Company’s strategy to preserve an orderly opening post the reverse stock split, and in preparation for today’s Nasdaq Hearings Panel appeal, the Company had previously requested that Nasdaq MarketWatch maintain the normal reverse-split regulatory halt through the thin-liquidity early pre-market session and reopen the security during regular market hours through the Nasdaq Halt Cross in order to preserve a fair and orderly market and avoid distorted pricing before Nasdaq’s normal regular-hours market protections are fully in effect. This request was made prior to receipt of the Nasdaq additional deficiency letter regarding the minimum publicly held shares requirement and Nasdaq’s decision to halt the trading of the Company’s common shares on March 23, 2026.

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To ensure stockholders have sufficient information regarding Nasdaq’s March 23, 2026, notice, the Company is including below selected excerpts from the Additional Staff Determination Letter attached to this release:

“On March 23, 2026, the Company effected a 1-for-100 reverse stock split. This resulted in the Company having a post reverse stock split publicly shares number of 247,279. As a result, the Company does not comply with the minimum 500,000 Publicly Held Shares requirement for continued inclusion set forth in Listing Rule 5550(a)(4). Accordingly, this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.”

“This is formal notification that the Nasdaq Hearings Panel (the ‘Panel’) will consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. Pursuant to Listing Rule 5810(d), the Company should present its views with respect to this additional deficiency at its Panel hearing. If the Company fails to address the aforementioned issue, the Panel will consider the record as presented at the hearing and will make its determination based upon that information.”

“In addition, Staff notes that under Listing Rule 5810(c)(3)(A), the Company will remain non-compliant with both the minimum $1 bid price requirement until the Publicly Held shares deficiency is cured and, thereafter, the Company meets the bid price standard for a minimum of 10 consecutive business days, unless Staff exercises its discretion to extend this 10 day period as discussed in Rule 5810(c)(3)(H).”

Nasdaq further stated in the same March 23, 2026 Additional Staff Determination Letter that, in addition to the Additional Staff Delist Determination, Nasdaq placed trading in the Company’s securities in a Qualification Halt under Listing Rule 4120(i) effective March 23, 2026, and that Nasdaq determined the Qualification Halt will remain in place at least until the Company regains compliance with the Publicly Held Shares requirement for continued inclusion set forth in Listing Rule 5550(a)(4).

The Company emphasizes that the stockholder-friendly fractional-share and round-lot top-up process associated with the reverse stock split remains underway through DTC, CEDE & Co., brokerage firms and other nominees. As previously described by the Company and its transfer agent, the broker election process occurs at the beneficial-holder level, after which the resulting round-up shares are expected to be issued and reflected through CEDE & Co. and beneficial holder accounts.

As a reminder, stockholders as of the March 20, 2026, record date will receive fractional-share and/or round-lot top-up shares, as applicable, as part of the stockholder-friendly protections built into this reverse stock split. The Company planned for these additional shares and believes they should be viewed as deemed owned as of the March 20, 2026 record date for purposes of the stockholder-protection mechanics, subject to applicable processing, accounting and regulatory treatment.

The Company further notes that historical round-lot protection distributions following prior reverse splits were substantial.

●	After the October 3, 2025 reverse split, the Company later issued 4,053,452 shares to CEDE for round-lot rounding.
●	After the February 2, 2026 reverse split, the Company later issued 5,868,547 shares to CEDE for round-lot rounding.

Based on that history, the DTC/CEDE election process now underway, and the stockholder-friendly protections embedded in the current reverse stock split, the Company believes that, when brokerage firms complete their elections with DTC and the related stockholder-friendly fractional-share and round-lot top-up shares are issued and reflected, the Company should be in compliance with the Nasdaq minimum publicly held shares requirement. There can be no assurance, however, as to the timing or final amount of such shares or Nasdaq’s acceptance of the Company’s position.

The Company intends to address the additional publicly held shares deficiency, the continued minimum bid price non-compliance language cited by Staff, the Qualification Halt, the pending DTC/CEDE election process and the Company’s compliance plan at today’s Nasdaq Hearings Panel hearing. There can be no assurance regarding the outcome of the hearing, the timing of any trading resumption, or the Company’s ability to maintain its Nasdaq listing.

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Stockholders holding their shares in street name or in brokerage accounts generally do not need to take any action in connection with the reverse stock split or the DTC election process. Stockholders with account-specific questions should contact their broker, bank, custodian or other nominee.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) is America’s Patriotic Brand. Founded in 2014, the Company has built a portfolio of patriotic lifestyle products including safes, personal security solutions, branded apparel and accessories, and most recently American Rebel Light Beer—a premium domestic light lager that is all natural, with approximately 100 calories, 3.2 carbohydrates, and 4.3% ABV per 12 oz serving, brewed without corn, rice, or added sweeteners commonly found in mass-produced light beers.

Watch the American Rebel Story as told by our CEO Andy Ross: The American Rebel Story.

Additional information, including the Company’s filings with the SEC, can be found on the investor relations section of American Rebel’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995, and other applicable federal securities laws. Except for statements of historical fact, all statements contained in this press release are forward-looking statements. These forward-looking statements include, without limitation, statements regarding: the timing, mechanics, accounting treatment, legal treatment, tax treatment, market effect and regulatory effect of the Company’s 1-for-100 reverse stock split; the corrected post-reverse-split common shares outstanding amount of 227,554 as reflected in the latest transfer agent report; the amount, timing, issuance, deposit, allocation, settlement, crediting, recognition and counting of any fractional-share and round-lot top-up shares through DTC, CEDE & Co., brokerage firms, custodians, nominees, beneficial-holder accounts and the Company’s transfer agent; whether such shares will be deemed issued, recognized, counted or otherwise given effect for purposes of Nasdaq compliance, publicly held shares, float, round lots, beneficial holder counts, outstanding shares or other listing metrics; the Company’s belief that the pending DTC/CEDE election process and shareholder-friendly protections should restore compliance with Nasdaq Listing Rule 5550(a)(4); the Company’s belief that additional shareholder-protection shares should be viewed as deemed issued as of the March 20, 2026 record date; the duration, effect and outcome of the Nasdaq Qualification Halt under Listing Rule 4120(i); the Company’s continued non-compliance with the minimum $1 bid price requirement until the publicly held shares deficiency is cured and, thereafter, until the Company satisfies the bid price standard for a minimum of 10 consecutive business days unless Staff exercises discretion under Rule 5810(c)(3)(H); the Nasdaq Hearings Panel proceeding and any determination, relief, exception, extension, continued listing outcome, suspension or delisting action; the timing and terms of any resumption of trading, if any; the Company’s ability to satisfy Nasdaq disclosure, MarketWatch submission, hearing, evidentiary and other regulatory or listing requirements; the impact of the reverse stock split, the halt and any future share credits on the market price, liquidity, volatility, trading activity, investor participation, market making, borrow availability, warrant adjustments and overall market for the Company’s securities; the Company’s capital needs, financing plans, liability management, future issuances, dilution, operations, liquidity, working capital, distribution growth, commercial execution and overall business prospects.

Forward-looking statements are based on current assumptions, expectations, estimates and projections, many of which are inherently uncertain and beyond the Company’s control. Actual results may differ materially from those expressed or implied by these forward-looking statements due to numerous risks, uncertainties and other factors, including, without limitation: Nasdaq may not accept the Company’s analyses, positions, evidence or proposed cure measures; the Hearings Panel may affirm delisting, impose conditions, deny further relief or determine that the Company has not regained or cannot sustain compliance; the Qualification Halt may remain in place longer than anticipated or trading may not resume on Nasdaq when expected, or at all; DTC, CEDE & Co., brokers, nominees, custodians or the transfer agent may not process, complete, reconcile or reflect elections, credits, issuances, deposits or adjustments in the expected timeframes or amounts; the final number of publicly held shares, outstanding shares, round lots, beneficial holders or float may differ materially from current expectations, preliminary reports or Nasdaq determinations; shareholder-friendly top-up shares may not be recognized, in whole or in part, for Nasdaq compliance purposes when or as the Company expects; the reverse stock split may not result in a sustained increase in the market price of the Company’s common stock and may not otherwise produce the intended regulatory or market benefits; the Company may require additional capital and such financing may not be available on acceptable terms or at all; the Company may experience dilution from future equity issuances, conversions, warrant exercises or other capital-raising transactions; the Company may continue to incur losses from operations, face liquidity and working-capital constraints and going-concern risks, and encounter volatility, reduced trading liquidity, regulatory scrutiny, transfer-agent or broker processing delays, clearing or settlement issues, cybersecurity incidents, systems failures, litigation, claims, investigations, supply chain disruptions, changes in market conditions, and other factors described in the Company’s filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by this cautionary statement. Except as required by law, the Company undertakes no obligation to publicly update, revise or supplement any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Company Contact:

info@americanrebel.com

ir@americanrebel.com

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